QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47462) of MEEMIC Holdings, Inc. of our report dated February 2, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Grand Rapids, Michigan
March 27, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS